Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Core Equity Alpha Fund
333-139962
811-22003

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007 and subsequently adjourned to October 22, 2007, and additionally adjourned to November 8, 2007, November 12, 2007, December 21, 2007 and January 31,
 2008, at this meeting shareholders were
asked to vote on a new Investment Management
Agreement and a new sub-advisory agreement.

Voting results for the new investment management agreement and the new sub-advisory agreement are as follows:

To approve a new
investment
management
agreement

 Common and
Preferred shares
voting together
as a class

   For

                       8,010,839

   Against

                          289,908

   Abstain

                          395,267

      Total

                       8,696,014




To approve a new
sub-advisory
agreement between
 Nuveen Asset
Management and
Enhanced
Investment
Technologies LLC



   For

                       7,994,156

   Against

                          296,662

   Abstain

                          405,196

      Total

                       8,696,014


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013088